UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 17, 1997

                           Commission File No. 1-11775

                             AVIATION SALES COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                                   65-0665658
(State or other jurisdiction of                      (IRS Employer
incorporation or organization)                     Identification No.)

6905 NW 25TH STREET                                      33122
MIAMI, FLORIDA                                         (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (305) 592-4055

                                      N.A.
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

This Form 8-K/A amends the Form 8-K filed on November 3, 1997 to report the acquisition by Aviation Sales Company (the "Company") of the assets of Kratz-Wilde Machine Company ("Kratz-Wilde"). This Form 8-K/A includes both the financial statements of Kratz-Wilde which are required to be filed pursuant to
Item 7(a) of Form 8-K, as well as the pro forma financial statements of the Company and Kratz-Wilde required to be filed pursuant to Item 7(b) of Form 8-K, with respect to that transaction. Additionally, Exhibit 23.1, which contains the consent of Clark, Schoefer, Hacket & Co. to inclusion of their financial statements in the Company's Form S-3 registration statement (File No. 333-40429), is also filed herewith.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Kratz-Wilde Machine Company

We have audited the accompanying balance sheets of Kratz-Wilde Machine Company (an S Corporation) as of October 31, 1996 and 1995, and the related statements of income, retained earnings, and cash flows for the year ended October 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kratz-Wilde Machine Company as of October 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended October 31, 1996 in conformity with generally accepted accounting principles.

As discussed in Note 8 to the financial statements, certain misstatements of previously reported inventories as of October 31, 1996 and 1995 were discovered. Accordingly, an adjustment has been made to net income for 1996 and retained earnings as of October 31, 1995 to correct the misstatements.

Clark, Schaefer, Hackett & Co.
Cincinnati, Ohio

October 10, 1997

                          KRATZ-WILDE MACHINE COMPANY

                                 BALANCE SHEETS

                                                                                 OCTOBER 31,
                                                         SEPTEMBER 30,   ---------------------------
                                                             1997            1996           1995
                                                         -----------     -----------     -----------
                                                         (Unaudited)
   ASSETS

CURRENT ASSETS
   Cash, cash equivalents and
     temporary investments                               $ 3,395,618     $ 2,534,271     $ 2,229,528
   Accounts receivable:
     Trade                                                 5,448,703       5,171,529       3,464,616
     Officers                                                  7,167           7,167           7,167
   Inventories                                             6,132,290       2,887,905       3,158,917
   Prepaid expenses                                           22,342          14,997          11,153
                                                         -----------     -----------     -----------
       Total current assets                               15,006,120      10,615,869       8,871,381
                                                         -----------     -----------     -----------
PROPERTY AND EQUIPMENT
   Land                                                      335,479         335,479         335,479
   Buildings and improvements                              2,924,750       2,907,075       2,903,845
   Production equipment                                    9,357,079       8,862,699       9,586,908
   Transportation equipment                                  232,517         228,394         310,899
   Office equipment                                          364,569         364,569         364,569
                                                         -----------     -----------     -----------
                                                          13,214,394      12,698,216      13,501,700
   Less accumulated depreciation                          10,140,870       9,874,286       9,530,649
                                                         -----------     -----------     -----------
       Total property and equipment                        3,073,524       2,823,930       3,971,051
                                                         -----------     -----------     -----------
OTHER ASSETS
   Accounts receivable - related party                       452,222         447,765         445,726
   Deposits                                                  298,908         151,525         209,807
   Cash value of life insurance, net of policy loan
     of $12,276                                              414,496         353,641         225,196
                                                         -----------     -----------     -----------
       Total other assets                                  1,165,626         952,931         880,729
                                                         -----------     -----------     -----------
       Total assets                                      $19,245,270     $14,392,730     $13,723,161
                                                         ===========     ===========     ===========


See accompanying notes to financial statements.

                          KRATZ-WILDE MACHINE COMPANY

                                 BALANCE SHEETS

                                                                                 OCTOBER 31,
                                                         SEPTEMBER 30,   ---------------------------
                                                             1997            1996           1995
                                                         -----------     -----------     -----------
                                                         (Unaudited)
   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable - trade                              $ 1,877,022     $ 1,540,947     $ 1,350,353
   Accrued liabilities:
     Profit sharing contribution                             521,987         569,440         499,919
     Salaries and wages                                      455,000         521,154         403,920
     Vacation pay                                            217,439         162,325         145,872
     Other                                                   114,370         120,500         103,700
                                                         -----------     -----------     -----------
       Total current liabilities                           3,185,818       2,914,366       2,503,764
                                                         -----------     -----------     -----------
Deferred income taxes                                        247,556         247,556         247,556

Stockholders' equity:
   Common stock, no par value, stated
     value $50 per share; 5,000 shares
     authorized, 2,205 shares issued
     and outstanding                                         110,250         110,250         110,250
   Retained earnings                                      16,127,723      11,546,635      11,287,668
                                                         -----------     -----------     -----------
                                                          16,237,973      11,656,885      11,397,918
   Less cost of 1,470 treasury shares                        426,077         426,077         426,077
                                                         -----------     -----------     -----------
       Total stockholders' equity                         15,811,896      11,230,808      10,971,841
                                                         -----------     -----------     -----------
       Total liabilities and stockholders' equity        $19,245,270     $14,392,730     $13,723,161
                                                         ===========     ===========     ===========


See accompanying notes to financial statements.

                          KRATZ-WILDE MACHINE COMPANY

                              STATEMENTS OF INCOME

                                               FOR THE NINE MONTHS ENDED
                                         ---------------------------------------  FOR THE YEAR ENDED
                                         SEPTEMBER 30, 1997   SEPTEMBER 30, 1996   OCTOBER 31, 1996
                                         ------------------   ------------------  ------------------
                                             (Unaudited)          (Unaudited)
OPERATING REVENUES                          $28,711,522          $18,751,838          $24,595,131

COST OF SALES                                18,499,320           15,910,231           20,545,037
                                            -----------          -----------          -----------
                                             10,212,202            2,841,607            4,050,094
                                            -----------          -----------          -----------

OPERATING EXPENSES
   Selling                                       73,245               71,144              122,355
   General and administrative                 1,805,773            1,468,362            1,999,212
                                            -----------          -----------          -----------
                                              1,879,018            1,539,506            2,121,567
                                            -----------          -----------          -----------
INCOME FROM OPERATIONS                        8,333,184            1,302,101            1,928,527

OTHER INCOME (EXPENSES)
   Miscellaneous income                           4,112               89,325               15,815
   Interest income                               80,063               67,956               95,044
   Gain (loss) on sale of assets                  3,500              (34,189)            (241,933)
   Interest expense                                  --                   --                 (614)
                                            -----------          -----------          -----------
                                                 87,675              123,092             (131,688)
                                            -----------          -----------          -----------
NET INCOME                                  $ 8,420,859          $ 1,425,193          $ 1,796,839
                                            ===========          ===========          ===========

See accompanying notes to financial statements.

                          KRATZ-WILDE MACHINE COMPANY

                         STATEMENT OF RETAINED EARNINGS

Balance as of October 31, 1995, as originally reported     $11,989,668

   Adjustment to reduce previously reported inventories       (702,000)
                                                           -----------
Balance as of October  31, 1995, as restated                11,287,668

   Net income                                                1,796,839

   Distributions to stockholders                            (1,537,872)
                                                           -----------
Balance as of October 31, 1996                              11,546,635

   Net income (unaudited)                                    9,961,720

   Distributions to stockholders (unaudited)                (5,380,632)
                                                           -----------
Balance as of September 30, 1997 (unaudited)               $16,127,723
                                                           ===========

See accompanying notes to financial statements.

                          KRATZ-WILDE MACHINE COMPANY

                            STATEMENTS OF CASH FLOWS

                                                                 FOR THE NINE MONTHS ENDED
                                                           ---------------------------------------  FOR THE YEAR ENDED
                                                           SEPTEMBER 30, 1996   SEPTEMBER 30, 1996   OCTOBER 31, 1996
                                                           ------------------   ------------------  ------------------
                                                               (Unaudited)          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Cash received from customers                               $ 27,934,420         $ 17,216,228         $ 22,904,033
   Cash paid to suppliers and employees                        (21,954,247)         (15,376,622)         (21,463,046)
   Interest received                                                80,063               67,956               95,044
   Interest paid                                                        --                   --                 (614)
   Federal income taxes refunded                                  (147,382)              58,282               58,282
                                                              ------------         ------------         ------------
     Net cash provided by operating activities                   5,912,854            1,965,844            1,593,699
                                                              ------------         ------------         ------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures                                           (384,027)            (191,431)            (206,417)
   Proceeds from sale of fixed assets                                3,500              239,747              457,372
   Net decrease in temporary investments                                                                     603,060
   Net (increase) to related party receivables                      (4,457)              (6,813)              (2,039)
                                                              ------------         ------------         ------------
     Net cash provided by (used in) investing activities          (384,984)              41,503              851,976
                                                              ------------         ------------         ------------
CASH FLOWS FROM FINANCING ACTIVITIES
                                                              ------------         ------------         ------------
   S Corporation distributions paid                             (5,380,632)          (1,537,872)          (1,537,872)
                                                              ------------         ------------         ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                          147,238              469,475              907,803
                                                              ------------         ------------         ------------
CASH AND CASH EQUIVALENTS, beginning of period                   3,248,380            1,928,609            1,626,468
                                                              ------------         ------------         ------------
CASH AND CASH EQUIVALENTS, end of period                      $  3,395,618         $  2,398,084         $  2,534,271
                                                              ============         ============         ============

See accompanying notes to financial statements.

                          KRATZ-WILDE MACHINE COMPANY

                            STATEMENTS OF CASH FLOWS

                    RECONCILIATION OF NET INCOME TO NET CASH
                        PROVIDED BY OPERATING ACTIVITIES

                                                                 FOR THE NINE MONTHS ENDED
                                                           ---------------------------------------  FOR THE YEAR ENDED
                                                           SEPTEMBER 30, 1997   SEPTEMBER 30, 1996   OCTOBER 31, 1996
                                                           ------------------   ------------------  ------------------
                                                               (Unaudited)          (Unaudited)
Net income                                                    $  8,420,859         $  1,425,193         $  1,796,839

Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation                                                  230,387              494,275              654,233
     (Gain) loss on sale of fixed assets                            (3,500)              34,189              241,933
     (Increase) decrease in accounts receivable - trade           (781,213)          (1,624,935)          (1,706,913)
     (Increase) decrease in inventories                         (2,918,653)           1,129,750              271,012
     (Increase) decrease in prepaid expenses                       (22,342)             (22,496)              (3,844)
     (Increase) decrease in other assets                          (198,095)             (38,052)             (70,163)
     Increase (decrease) in accounts payable - trade               972,830              222,725              190,594
     Increase (decrease) in accrued expenses                       212,581              345,195              220,008
                                                              ------------         ------------         ------------
                                                                (2,508,005)             540,651             (203,140)
                                                              ------------         ------------         ------------
         Net cash provided by
           operating activities                               $  5,912,854         $  1,965,844         $  1,593,699
                                                              ============         ============         ============

See accompanying notes to financial statements.

                           KRATZ-WILDE MACHINE COMPANY
                          NOTES TO FINANCIAL STATEMENTS

1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         The following accounting practices of the Company are set forth to facilitate the understanding of data in the financial statements.

         Nature of operations

         The Company's line of business is the manufacture of metal stampings which are principally sold to customers in the aircraft, plumbing and automotive manufacturing industries located in the United States.

         Cash equivalents

         For purposes of the statement of cash flows, cash equivalents consist of money market accounts.

         Temporary investments

         Temporary investments consist of debt securities (principally certificates of deposit, repurchase agreements and U.S. Treasury bills) with maturities of less than one year. Such investments are intended to be held to maturity and therefore are carried at amortized cost.

         Inventories

         Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method.

         Bad debts

         Accounts receivable have been adjusted for all known uncollectible accounts. No allowance for bad debts is considered necessary by management at year end.

         Property and depreciation

         Property and equipment is stated at cost. The Company provides for depreciation of property and equipment using annual rates which are sufficient to amortize the cost of depreciable assets over their estimated useful lives, which range from three to forty-five years. The Company uses both the straight-line and accelerated methods of depreciation.

         Split dollar life insurance

         The Company records as an asset premiums paid under the split-dollar life insurance arrangement at the lower of the policy's cash value or the premiums paid by the Company through the balance sheet date.

         Use of estimates in preparation of financial statements

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           KRATZ-WILDE MACHINE COMPANY
                          NOTES TO FINANCIAL STATEMENTS

         Income taxes

         The Company has elected, effective November 1, 1988, to be taxed under provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company will generally not pay Federal, Ohio or Kentucky corporate income taxes on its taxable income. Instead, each stockholder will be liable for individual federal and state income taxes on the Company's taxable income.

         The Company can be liable for a tax on "built-in" gains until November 1, 1988. "Built-in" gains can arise if certain appreciated assets which were held at the time of the effective date of the S election are subsequently disposed of within 10 years.

         Deferred income taxes were previously recorded for timing differences between financial and tax reporting. Deferred income taxes resulted principally from the use of accelerated methods of depreciation for tax purposes and the restoration of the LIFO inventory reserve to taxable income as a result of electing S Corporation status. No additional deferred income taxes will be provided on future timing differences. However, because of the possibility of a "built-in" gains tax in the future, the Company will continue to recognize the deferred tax liability, arising before 1989, net of any federal income tax subsequently incurred.

         Related parties

         Officers of the Company own 100% of the Company's capital stock outstanding.

         Interim Condensed Financial Statements

         The accompanying unaudited interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for reporting on Form 8-K/A. Pursuant to such rules and regulations, certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

         In the opinion of management, the accompanying unaudited interim financial statements of Kratz-Wilde Machine Company (the "Company") contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of September 30, 1997 and the results of its operations and cash flows for the nine month periods ended September 30, 1997 and 1996. The results of operations and cash flows for the nine month period ended September 30, 1997 are not necessarily indicative of the results of operations or cash flows which may be reported for the year ending December 31, 1997.

                           KRATZ-WILDE MACHINE COMPANY
                          NOTES TO FINANCIAL STATEMENTS


2.        CASH, CASH EQUIVALENTS AND TEMPORARY INVESTMENTS:

         The Company maintains their cash deposit accounts at financial institutions where the balances at times may exceed federally insured limits. As of the reporting dates, cash, cash equivalents and temporary investments consist of:

                                                        September 30,           October 31,          October 31,
                                                               1997                   1996                  1995
                                                        -------------           -----------          -----------
                                                         (Unaudited)

               Cash and cash equivalents:

                  Cash on hand                        $            500       $           500     $           500
                  Cash in checking accounts                  2,175,699               506,018             952,176
                  Money market accounts                      1,219,419             2,027,753             673,792
                                                        --------------          ------------       -------------
                                                             3,395,618             2,534,271           1,626,468
                  Temporary investments                              -                     -             603,060
                                                        --------------          ------------       -------------

                                                      $      3,395,618       $     2,534,271     $     2,229,528
                                                        ==============          ============       =============

         The amortized cost of temporary investments, by security type, at October 31, 1995 is as follows:

              Certificates of deposit                    $      300,000
              Repurchase agreements                             303,060
                                                           ------------
                                                         $      603,060
                                                           ============

         The estimated fair value of the above debt securities approximates cost at October 31, 1995.

3.        CONCENTRATION OF CREDIT RISK:

         The Company sells products to manufacturers and extends credit based on an evaluation of the customer's financial condition, without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure to credit losses and maintains allowances, when necessary, for anticipated losses.

         Three major customers accounted for sales of approximately 75% for the nine months ended September 30, 1997 and 1996 and the year ended October 31, 1996. Accounts receivable due from these customers were approximately $4.4 million and $3.8 million at September 30, 1997 and October 31, 1996, respectively.

4.        TAX DEPOSIT:

         As a corporation that has retained a fiscal year end, the Company is required to maintain a deposit with the Internal Revenue Service while the S Corporation election is in effect. This deposit is recalculated annually based on the preceding year's taxable income. The Company's total deposit balance, related to the S Corporation election, was $178,085 at September 30, 1997, $151,525 at October 31, 1996 and
         $209,807 at October 31, 1995.

                           KRATZ-WILDE MACHINE COMPANY
                          NOTES TO FINANCIAL STATEMENTS

5.        ACCOUNTS RECEIVABLE - RELATED PARTIES:

         The following is a summary of accounts receivable-related parties at the reporting dates:

                                                        September 30,           October 31,          October 31,
                                                               1997                   1996                  1995
                                                        -------------           -----------          -----------
                                                         (Unaudited)
              Engineered Environments, Inc.           $        448,565               446,884             444,610
              Employees and others                               3,657                   881               1,116
                                                        --------------          ------------       -------------

                                                      $        452,222       $       447,765     $       445,726
                                                        ==============          ============       =============

6.        PROFIT SHARING PLAN:

         The Company sponsors a profit sharing plan covering employees who are at least 21 years of age with a minimum of one year of service. The Board of Directors of the Company determines the annual contribution, which may not exceed 15% of the qualifying employees' compensation. Profit sharing plan expense was $568,087 and $426,801 for the nine months ended September 30, 1997 and 1996, respectively, and $569,067 for the year ended October 31, 1996.

7.        COMMITMENTS:

         Distributions

         It is anticipated that the Company will make cash distributions to the stockholders since they are liable for individual federal and state income taxes on the Company's taxable income. No additional distributions, in excess of the amounts recorded in the accompanying financial statements, have been declared as of September 30, 1997 or October 31, 1996. Accordingly, no S distribution payable is recognized in the accompanying financial statements.

         Life insurance program

         In 1995, the Company implemented a split dollar life insurance arrangement. The Company will pay most of the premium cost which will be approximately $50,000 per year. These premiums are expected to be repaid to the Company. The Company does not own the policies but does hold a collateral assignment that effectively pledges the policies' cash values and death proceeds as security for the return of the premiums paid by the Company. The cash values are expected to eventually exceed the cumulative premiums paid. The Company's recovery of the premiums paid is contingent upon continuation of the life insurance program in the future.

         The Company is the owner and beneficiary of other life insurance policies under a buy-sell agreement between the stockholders. The Company's annual premium cost under this arrangement is approximately $40,000 per year.

                           KRATZ-WILDE MACHINE COMPANY
                          NOTES TO FINANCIAL STATEMENTS

8.       INVENTORIES:

         Subsequent to issuance of the reviewed financial statements for the year ended October 31, 1996 it was determined that inventory was overstated. Correction of these estimated misstatements resulted in a decrease of previously reported net income for 1996 amounting to $783,000 and a decrease to retained earnings as of October 31, 1995 amounting to $702,000. The cumulative effect of these changes was to decrease retained earnings as of October 31, 1996 by $1,485,000.

                                                        September 30,           October 31,          October 31,
                                                               1997                   1996                  1995
                                                        -------------           -----------          -----------
                                                         (Unaudited)

              Raw Material                            $        849,527       $       911,820     $       638,138
              Work in process                                1,885,031               827,759             963,564
              Finished goods                                 3,397,732             1,148,326           1,557,215
                                                        --------------          ------------       -------------

                                                      $      6,132,290       $     2,887,905     $     3,158,917
                                                        ==============          ============       =============

9.       CONTINGENCY:

         The Company is a defendant in lawsuits arising from normal business activities. Outside counsel for the Company has advised that at this stage they cannot offer an opinion as to their probable outcome. Management has reviewed pending litigation and believes that the ultimate liability, if any, resulting from them will not materially affect the Company's financial position. Nevertheless, it is at least reasonably possible that such an effect will occur, although the amount cannot be estimated.

10.       SUBSEQUENT EVENT:

         The Company agreed in September 1997 to sell principally all of its operating assets for $42.5 million. All of the Company's operations will be transferred to the new owner.

(B)    PRO FORMA FINANCIAL INFORMATION

         UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

                     AVIATION SALES COMPANY AND SUBSIDIARIES
                         AND KRATZ-WILDE MACHINE COMPANY

The following unaudited condensed consolidated pro forma financial statements include the consolidated financial statements of Aviation Sales Company and Subsidiaries ("the Company") which includes the accounts of its wholly-owned subsidiaries, Aviation Sales Operating Company, Inc., Aviation Sales Finance Company and Aerocell Structures, Inc. ("Aerocell") which the Company acquired in September, 1997, and the financial statements of Kratz-Wilde Machine Company ("Kratz-Wilde") which the Company acquired in October, 1997. Although the Aerocell acquisition has been accounted for under the pooling of interests method of accounting, the Company's consolidated financial statements for the year ended December 31, 1996 have not been restated to give retroactive effect for the acquisition due to the immateriality of the restated amounts. As a result of the Aerocell acquisition, the Company's operating revenues for the nine months ended September 30, 1997 increased by approximately $14.3 million. The Kratz-Wilde acquisition was accounted for using the purchase method of accounting.

The following unaudited condensed consolidated pro forma financial statements present the pro forma financial position of the Company at September 30, 1997 and the pro forma results of operations of the Company for the nine months ended September 30, 1997 and the year ended December 31, 1996 and October 31, 1996 as if the acquisition of Kratz-Wilde, which occurred October 17, 1997, had been consummated as of January 1, 1996.

Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128), is effective for fiscal years ending after December 15, 1997. This statement specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock or potential common stock. Unaudited basic and diluted earnings per share computed in accordance with SFAS No. 128 for the nine months ended September 30, 1997 and the year ended December 31, 1996 and October 31, 1996 do not differ materially from primary and fully diluted earnings per share as presented.

The accompanying unaudited condensed consolidated pro forma financial statements should be read in conjunction with the Company's December 31, 1996 financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-11775) and the October 31, 1996 financial statements of Kratz-Wilde, which are included in this filing.

    AVIATION SALES COMPANY AND SUBSIDIARIES AND KRATZ-WILDE MACHINE COMPANY
            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

                                                                                    SEPTEMBER 30, 1997
                                                          -------------------------------------------------------------------------
                                                                                                      PRO FORMA
                                                          AVIATION SALES  KRATZ-WILDE    COMBINED     ADJUSTMENTS       AS ADJUSTED
                                                          -------------- ------------  ------------  ------------      ------------
      ASSETS

CURRENT ASSETS
 Cash and cash equivalents                                 $  1,802,253  $  3,395,618  $  5,197,871  $         --      $  5,197,871
 Accounts receivable, net of allowances for doubtful
  accounts of $3,779,580 and $4,622,300 and allowances
  for sales returns of $1,227,598 and $1,274,098 in 1996
  and 1997, respectively                                     57,258,782     5,455,870    62,714,652            --        62,714,652
 Inventories                                                114,822,960     6,132,290   120,955,250       491,993 (1)   121,447,243
 Prepaid expenses                                             2,620,601        22,342     2,642,943            --         2,642,943
 Deferred income taxes                                        2,639,029            --     2,639,029            --         2,639,029
                                                           ------------  ------------  ------------  ------------      ------------
     Total current assets                                   179,143,625    15,006,120   194,149,745       491,993       194,641,738
                                                           ------------  ------------  ------------  ------------      ------------
SPARE PARTS ON LEASE, net of accumulated amortization
 of $2,601,069 in 1996 and $3,488,330 in 1997                21,851,953            --    21,851,953            --        21,851,953
                                                           ------------  ------------  ------------  ------------      ------------
FIXED ASSETS
 Property and equipment                                       8,709,344    13,214,394    21,923,738    (1,732,749)(2)    20,190,989
 Less - Accumulated depreciation                             (3,230,174)  (10,140,870)  (13,371,044)   10,140,870 (2)    (3,230,174)
                                                           ------------  ------------  ------------  ------------      ------------
     Total fixed assets                                       5,479,170     3,073,524     8,552,694     8,408,121        16,960,815
                                                           ------------  ------------  ------------  ------------      ------------
AMOUNTS DUE FROM RELATED PARTIES                              2,928,056            --     2,928,056            --         2,928,056
                                                           ------------  ------------  ------------  ------------      ------------
OTHER ASSETS
 Deposits and other                                           1,148,890     1,165,626     2,314,516      (751,129)(4)     1,563,387
 Deferred income taxes                                        3,314,774      (247,556)    3,067,218       247,556 (5)     3,314,774
 Deferred financing costs and intangible assets, net          2,035,614            --     2,035,614    18,539,119 (6)    20,574,733
                                                           ------------  ------------  ------------  ------------      ------------
     Total other assets                                       6,499,278       918,070     7,417,348    18,035,546        25,452,894
                                                           ------------  ------------  ------------  ------------      ------------
     Total assets                                          $215,902,082  $ 18,997,714  $234,899,796  $ 26,935,660      $261,835,456
                                                           ============  ============  ============  ============      ============

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                                          $ 20,407,734  $  1,877,022  $ 22,284,756  $         --      $ 22,284,756
 Accrued expenses                                            12,459,937     1,308,796    13,768,733            --        13,768,733
 Income taxes payable                                         2,652,243            --     2,652,243            --         2,652,243
 Notes payable, current maturities
  Senior                                                      4,243,788            --     4,243,788     6,850,523 (7)    11,094,311
  Revolver                                                   60,383,112            --    60,383,112            --        60,383,112
                                                           ------------  ------------  ------------  ------------      ------------
     Total current liabilities                              100,146,814     3,185,818   103,332,632     6,850,523       110,183,155
                                                           ------------  ------------  ------------  ------------      ------------
LONG-TERM LIABILITIES
 Deferred income                                              1,074,465            --     1,074,465            --         1,074,465
 Notes payable - Senior                                      21,485,150            --    21,485,150    35,649,477 (7)    57,134,627
                                                           ------------  ------------  ------------  ------------      ------------
     Total long-term liabilities                             22,559,615            --    22,559,615    35,649,477        58,209,092
                                                           ------------  ------------  ------------  ------------      ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
 Common stock                                                     9,202       110,250       119,452      (110,250)(8)         9,202
 Additional paid-in capital                                  71,772,487            --    71,772,487            --        71,772,487
 Retained earnings                                           21,413,964    16,127,723    37,541,687   (16,127,723)(8)    21,413,964
                                                           ------------  ------------  ------------  ------------      ------------
                                                             93,195,653    16,237,973   109,433,626   (16,237,973)       93,195,653
 Less treasury shares                                                --       426,077       426,077      (426,077)(8)            --
                                                           ------------  ------------  ------------  ------------      ------------
     Total stockholders' equity                              93,195,653    15,811,896   109,007,549   (15,811,896)       93,195,653
                                                           ------------  ------------  ------------  ------------      ------------
     Total liabilities and stockholders' equity            $215,902,082  $ 18,997,714  $234,899,796  $ 26,688,104      $261,587,900
                                                           ============  ============  ============  ============      ============

     AVIATION SALES COMPANY AND SUBSIDIARIES AND KRATZ WILDE MACHINE COMPANY
         UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

                                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                          ------------------------------------------------------------------------------
                                                                                           PRO FORMA
                                          AVIATION SALES    KRATZ-WILDE       COMBINED     ADJUSTMENTS       AS ADJUSTED
                                          --------------   ------------     ------------  ------------      ------------
OPERATING REVENUES
 Sales of aircraft parts, net              $165,883,534    $ 28,711,522     $194,595,056  $         --      $194,595,056
 Rentals from leases and other                7,841,090              --        7,841,090            --         7,841,090
 Gain on sale of spare parts on lease           752,922              --          752,922            --           752,922
                                           ------------    ------------     ------------  ------------      ------------
                                            174,477,546      28,711,522      203,189,068            --       203,189,068
COST OF SALES                               122,712,277      18,499,320      141,211,597       754,470 (3)   141,966,067
                                           ------------    ------------     ------------  ------------      ------------
                                             51,765,269      10,212,202       61,977,471      (754,470)       61,223,001
                                           ------------    ------------     ------------  ------------      ------------
OPERATING EXPENSES
 Operating                                   11,026,918              --       11,026,918            --        11,026,918
 Selling                                      6,858,966          73,245        6,932,211            --         6,932,211
 General and administrative                   8,895,737       1,792,273       10,688,010       412,500 (9)    11,100,510
 Depreciation and amortization                2,157,876          13,500        2,171,376       716,314 (3)     2,887,690
                                           ------------    ------------     ------------  ------------      ------------
                                             28,939,497       1,879,018       30,818,515     1,128,814        31,947,329
                                           ------------    ------------     ------------  ------------      ------------
INCOME FROM OPERATIONS                       22,825,772       8,333,184       31,158,956    (1,883,284)       29,275,672
OTHER EXPENSES
 Interest expense                             4,331,261         (87,675)       4,243,586     2,225,769 (10)    6,469,355
                                           ------------    ------------     ------------  ------------      ------------
INCOME (LOSS) BEFORE INCOME TAXES
 AND EXTRAORDINARY ITEM                      18,494,511       8,420,859       26,915,370    (4,109,053)       22,806,317
INCOME TAX (BENEFIT) EXPENSE                  7,212,859              --        7,212,859     1,681,605 (11)    8,894,464
                                           ------------    ------------     ------------  ------------      ------------
INCOME (LOSS) BEFORE EXTRAORDINARY
 ITEM                                      $ 11,281,652    $  8,420,859     $ 19,702,511  $ (5,790,658)     $ 13,911,853
                                           ============    ============     ============  ============      ============
PRO FORMA EARNINGS PER
 SHARE (12)                                $       1.22    $       0.91     $       2.13  $      (0.62)     $       1.51
                                           ============    ============     ============  ============      ============

     AVIATION SALES COMPANY AND SUBSIDIARIES AND KRATZ-WILDE MACHINE COMPANY
         UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

                                                                         FOR THE YEAR ENDED
                                         ---------------------------------------------------------------------------------
                                         DECEMBER 31, 1996  OCTOBER 31, 1996                 PRO FORMA
                                           AVIATION SALES     KRATZ-WILDE       COMBINED     ADJUSTMENTS       AS ADJUSTED
                                         -----------------  ----------------  ------------  ------------      ------------
OPERATING REVENUES
 Sales of aircraft parts, net               $151,407,093     $ 24,595,131     $176,002,224  $         --      $176,002,224
 Rentals from leases and other                10,536,776               --       10,536,776            --        10,536,776
 Gain on sale of spare parts on lease                 --               --               --            --                --
                                            ------------     ------------     ------------  ------------      ------------
                                             161,943,869       24,595,131      186,539,000            --       186,539,000
COST OF SALES                                110,358,502       20,545,037      130,903,539     1,078,255 (3)   131,981,794
                                            ------------     ------------     ------------  ------------      ------------
                                              51,585,367        4,050,094       55,635,461    (1,078,255)       54,557,206
                                            ------------     ------------     ------------  ------------      ------------

OPERATING EXPENSES
 Operating                                     9,319,981               --        9,319,981            --         9,319,981
 Selling                                       6,977,518          122,355        7,099,873            --         7,099,873
 General and administrative                   10,681,242        1,978,720       12,659,962       550,000 (9)    13,209,962
 Depreciation and amortization                 2,322,791           20,492        2,343,283       959,585 (3)     3,302,868
                                            ------------     ------------     ------------  ------------      ------------
                                              29,301,532        2,121,567       31,423,099     1,509,585        32,932,684
                                            ------------     ------------     ------------  ------------      ------------
INCOME FROM OPERATIONS                        22,283,835        1,928,527       24,212,362    (2,587,840)       21,624,522
OTHER EXPENSES
 Interest expense                              5,350,020          131,688        5,481,708     2,967,692 (10)    8,449,400
                                            ------------     ------------     ------------  ------------      ------------
INCOME (LOSS) BEFORE INCOME TAXES
 AND EXTRAORDINARY ITEM                       16,933,815        1,796,839       18,730,654    (5,555,532)       13,175,122
INCOME TAX (BENEFIT) EXPENSE                   6,604,188              --         6,604,188    (1,465,890)(11)    5,138,298
                                            ------------     ------------     ------------  ------------      ------------
INCOME (LOSS) BEFORE EXTRAORDINARY
 ITEM                                       $ 10,329,627     $  1,796,839     $ 12,126,466  $ (4,089,642)     $  8,036,824
                                            ============     ============     ============  ============      ============
PRO FORMA EARNINGS PER
 SHARE (12)                                 $       1.48     $       0.26     $       1.74  $      (0.59)     $       1.15
                                            ============     ============     ============  ============      ============

                     AVIATION SALES COMPANY AND SUBSIDIARIES
                         AND KRATZ-WILDE MACHINE COMPANY

                    NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                         PRO FORMA FINANCIAL STATEMENTS

(1) Represents an entry to conform the inventory accounting policies of Kratz-Wilde from LIFO to the specific identification method.

(2) Represents entries made to adjust the carrying value of property and equipment to fair market value on the acquisition date.

(3) Depreciation expense has been adjusted to reflect results assuming the acquisition occurred on January 1, 1996.

(4) Represents the elimination of other assets not purchased with the Kratz-Wilde acquisition.

(5) Represents an entry to eliminate deferred taxes existing at the acquisition date.

(6) Represents an entry to record the preliminary estimate of goodwill and goodwill amortization generated from the Kratz-Wilde acquisition. Goodwill is being amortized over a 20 year period.

(7)  Represents additional debt incurred to finance the Kratz-Wilde acquisition.

(8) Represents entries made to eliminate the equity interests existing in Kratz-Wilde prior to the acquisition.

(9) Represents entries made to adjust certain Kratz-Wilde administrative expenses to levels set forth in the Purchase Agreement, assuming that the acquisition occurred on January 1, 1996.

(10) Represents the assumed incremental increase in interest expense from borrowings made to finance the Kratz-Wilde acquisition as well as amortization of goodwill as set forth in note (6) as if the acquisition had occurred on January 1, 1996.

(11) Represents adjustments made to reflect results as if Kratz-Wilde had been taxed as a C-corporation since January 1, 1996.

(12) Weighted average shares outstanding are 6,960,295 and 9,231,661 for the periods ending December 31, 1996 and September 30, 1997, respectively.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                  AVIATION SALES COMPANY


                  By:  /s/ Joseph E. Civiletto
                       --------------------------------------
                       Joseph E. Civiletto, Vice President
                           And Chief Financial Officer

                  Dated: December 31, 1997

EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
-----------     -----------

   23.1         Consent of Clark, Schaefer, Hackett & Co.